EXHIBIT 23.3


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          CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

       We hereby consent in this Registration Statement of Synergy Resources Corporation on Form S-3 of references to our firm, in the context in which they appear, to our reserve estimates as of August 31, 2012. Reference is also made to Exhibit 99 included in the Registration Statement relating to the Company's proven oil and gas reserves.



/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
Denver, Colorado
May 3, 2013